Form NSAR

Item 77.O Transactions effected pursuant to Rule 10F3

Fidelity Trend Fund
Fund Number	Fund	Trade Date	Settle Date	Security Name:	Size of Offering:	Aggregate Offering Value	Price:	Shares Purchased	Transaction Value	Underwriter Fidelity Purchased From	Underwriting Members:(1)	Underwriting Members:(2)	Underwriting Members:(3)	Underwriting Members:(4)	Underwriting Members:(5)	Underwriting Members:(6)	Underwriting Members:(7)
5	TREND FUND	11/22/99	11/29/99	deltathree.com	6000000	90000000	15	400	6000	Lehman Brothers, Inc.	Lehman Brothers, Inc.	Merrill Lynch, Pierce, Fenner & Smith Inc.	U.S. Bancorp Piper Jaffray Inc.	Lazard Freres & Co. LLC	Fidelity Capital Markets
5	TREND FUND	12/6/99	12/10/99	Harris Interactive	5800000	81200000	14	800	11200	Lehman Brothers Inc.	Lehman Brothers Inc.	U.S. Bancorp Piper Jaffray Inc.	Volpe Brown Whelan & Company, LLC	E*Offering Corp.	Fidelity Capital Markets
5	TREND FUND	12/7/99	12/10/99	HealthCentral.com	7500000	82500000	11	800	8800	Lehman Brothers, Inc.	Lehman Brothers, Inc.	Hambrecht & Quist LLC	Pacific Growth Equities, Inc.	Wit Capital Corporation	Fidelity Capital Markets
5	TREND FUND	12/8/99	12/13/99	NetRatings	4000000	68000000	17	200	3400	Lehman Brothers, Inc.	Lehman Brothers, Inc.	Banc of America Securities LLC	CIBC World Markets Corp.	C.E. Unterberg, Towbin	Fidelity Capital Markets
5	TREND FUND	11/19/99	11/24/99	Mediaplex	6000000	72000000	12	400	4800	Lehman Brothers, Inc.	Lehman Brothers, Inc.	SG Cowen Securities Corporation	U.S. Bancorp Piper Jaffray Inc.	Fidelity Capital Markets
5	TREND FUND	11/12/99	11/17/99	NetCreations Inc.	3300000	42900000	13	300	3900	Friedman, Billings, Ramsey & Co, Inc.	Friedman, Billings, Ramsey & Co, Inc.	C.E. Unterberg, Towbin	fbr.com, a division of FBR Investment Services, Inc.	Fidelity Capital Markets
5	TREND FUND	12/9/99	12/15/99	Tularik	6950000	97300000	14	1100	15400	Lehman Brothers, Inc.	Lehman Brothers, Inc.	Hambrecht & Quist LLC	J.P. Morgan Securities Inc.	Warburg Dillon Read LLC	BZ Bank Limited	Fidelity Capital Markets
5	TREND FUND	12/9/99	12/15/99	El Sitio, Inc.	8500000	136000000	16	5400	86400	Credit Suisse First Boston Corporation	Credit Suisse First Boston Corporation	Lehman Brothers, Inc.	Merrill Lynch, Pierce, Fenner & Smith Inc.	Salomon Smith Barney Inc.	Wit Capital Corporation	Fidelity Capital Markets
5	TREND FUND	12/9/99	12/15/99	El Sitio, Inc.	8500000	136000000	16	100	1600	Lehman Brothers, Inc.	Credit Suisse First Boston Corporation	Lehman Brothers, Inc.	Merrill Lynch, Pierce, Fenner & Smith Inc.	Salomon Smith Barney Inc.	Wit Capital Corporation	Fidelity Capital Markets
5	TREND FUND	12/8/99	12/13/99	Preview Systems, Inc.	3800000	79800000	21	200	4200	BancBoston Robertson Stephens Inc.	BancBoston Robertson Stephens Inc.	Dain Rauscher Wessels	SoundView Technology Group, Inc.	E*Offering Corp	Fidelity Capital Markets